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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT


         This agreement is between PIONEER CHLOR ALKALI COMPANY, INC., a Delaware corporation with its business headquarters at 4200 NationsBank Center, 700 Louisiana Street, Houston, Texas 77002 ("PCAC"), and PAUL J. KIENHOLZ, an individual residing at 9333 Memorial Drive, #301, Houston, Texas 77024 ("Kienholz").

         WHEREAS, PCAC desires to engage the services of Kienholz to serve as an employee of PCAC, and Kienholz desires to accept said employment on the terms and conditions herein contained.

         ACCORDINGLY, for the mutual covenants and considerations set forth herein, PCAC and Kienholz agree as follows:

         1. TERMS OF EMPLOYMENT. PCAC hereby employs Kienholz and Kienholz hereby accepts employment with PCAC for a period of three (3) years commencing on November 1, 1992 and terminating on October 31, 1995.

         2. TERMINATION. During the term of this agreement, PCAC shall have the right to terminate the employment of Kienholz hereunder by giving written notice to Kienholz in the event of any of the following:

         A. For Cause: PCAC may immediately terminate Kienholz for cause. For purposes hereof, "cause" shall consist of:

                 * conduct by Kienholz which has been found by the PCAC's Board of Directors to constitute a willful dereliction of duty, or a willful breach or neglect of Kienholz's obligation hereunder; or

                 * a criminal indictment alleging activity by Kienholz involving moral turpitude (or an indictment for same).

         B. Disability: PCAC may terminate Kienholz upon the occurrence of any physical or mental disability which prevents Kienholz from performing substantially all of the services required of Kienholz hereunder for more than six (6) consecutive months. Provided, the foregoing shall not prejudice Kienholz's rights to continuing, existing insurance benefits for which he is otherwise eligible, specifically including disability benefits.

         C. Death: This agreement shall immediately terminate upon the death of Kienholz.


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         Upon termination of this agreement, neither party shall have any further rights or obligations hereunder. Kienholz's right to compensation under this agreement shall cease upon the date of termination, provided that nothing contained herein shall affect Kienholz's right to compensation earned prior to the date of such termination.

         3. COMPENSATION. In consideration for the performance of his services hereunder, Kienholz shall receive from PCAC:

         A. Base Salary: Kienholz shall be paid a base salary ("Base Salary") of not less than Two Hundred Thousand and no/100 Dollars ($200,000.00) per year. The Base Salary shall be payable in twenty four (24) equal semi-monthly installments on the first and fifteenth of each month during the term hereof. Such compensation shall be prorated for any applicable partial employment period.

         B. Benefits: Kienholz shall be entitled to participate in all benefit plans, programs, group insurance policies, sick leave, and other benefits, including bonus payments, as may be from time to time established for its employees by PCAC's Board of Directors of PCAC (provided that Kienholz is eligible under the respective provisions thereof). Kienholz shall be entitled to twenty (20) business days paid vacation per year.

         C. Salary Continuation agreement: PCAC and Kienholz shall continue the Salary Continuation Agreement between PCAC and Kienholz executed December 14, 1988.

         D. Stock Options: Kienholz and PCAC shall consummate the Option Exercise Letter Agreement between PCAC and Kienholz whereunder PCAC shall provide additional funding for Kienholz's acquisition of the 23,088 shares subject to the Incentive Stock Option agreement made effective May 1, 1989 between PCAC and Kienholz.

         E. Expenses: Consistent with the relevant policies and procedures of PCAC as may be in effect from time to time, PCAC shall reimburse Kienholz for all reasonable expenses incurred by Kienholz during the term of this agreement and in the performance of his duties hereunder.

         4. DUTIES. Kienholz is hereby hired and employed by PCAC to act as President and Chief Operating Officer of the company and to carry out those duties required of such office as prescribed by PCAC's Bylaws, and to carry out any and all duties established by the Board of Directors of PCAC for such office or for such other alternative office or position as may be determined by PCAC's Board of Directors.


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         5.      EXTENT OF DUTIES.  Kienholz shall devote such time, attention and energy as is necessary to perform his duties under this agreement. Without the prior written consent of PCAC, Kienholz shall not engage in any activity during his employment with PCAC which would conflict with, interfere with, impede or hamper the performance of his duties for PCAC or which would otherwise be prejudicial to PCAC's business interests.

         6. CONFIDENTIAL INFORMATION. During the term of this agreement, Kienholz shall have access to and become familiar with various trade secrets, records, and compilations of information which are owned by PCAC and which are regularly used in the operation of the business of PCAC. Kienholz shall not knowingly disclose any of such trade secrets, directly or indirectly, nor use them in any way, either during the term of this agreement or at any time thereafter, except as required in the course of his employment. All files, records, documents, drawing specifications, equipment and similar items relating to the business of PCAC, whether prepared by Kienholz or otherwise coming into his possession, shall be works for hire and shall be and/or shall remain the exclusive property of PCAC (excepting from the foregoing personal property brought to PCAC by Kienholz). For purposes of paragraphs 5 and 6 hereunder, references to "PCAC" shall also be deemed to include PCAC's parent, and all of its subsidiary and affiliated entities.

         7. NOTICES. All notices prescribed by this agreement shall be in writing and shall be hand delivered personally to the party entitled thereto or shall be delivered by telecopy or by U.S. Mail, postage prepaid, certified or registered mail, return receipt requested and addressed to the party entitled thereto at such party's address in the opening paragraph of this agreement. Upon five (5) days prior written notice given as above provided, either party hereto may change its address for notice hereunder.

         8. GOVERNING LAW. THIS AGREEMENT IS MADE AND ENTERED INTO AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS AGREEMENT SHALL BE PERFORMABLE IN HARRIS COUNTY, TEXAS.

         9. AMENDMENTS. This agreement may be amended or modified only by written agreement signed by both parties hereto.

         10. SOLE AGREEMENT; ASSIGNMENT. This agreement is the sole agreement between the parties regarding Kienholz's employment with PCAC and any and all other agreements or understandings, express or implied, written or oral, are superseded hereby. Kienholz may not assign his rights or obligations under this agreement.

         11. BINDING EFFECT. Subject to the provisions of the paragraph 10, this agreement shall be binding on and inure to the





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benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

         EXECUTED this the 1st day of November, 1992.


                                        PIONEER CHLOR ALKALI COMPANY, INC.



                                               /s/ R.C. Kellogg, Jr.
                                        ----------------------------------
                                        By:  R.C. KELLOGG, JR.



                                              /s/  Paul J. Kienholz
                                        -----------------------------------
                                        PAUL J. KIENHOLZ





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                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") dated as of the 20th day of April, 1995, is by and between Pioneer Chlor Alkali Company, Inc., (the "Company") and Paul J. Kienholz (the "Executive").

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement (the "Existing Agreement") executed in November, 1992, pursuant to which the Executive is employed by the Company as the President and Chief Operating Officer of the Company, and

         WHEREAS the Company and the Executive desire to amend the Existing Agreement to extend the term thereof for one year to October 31, 1996;

         NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        Section 1. Amendment. Section 1 of the Existing Agreement is hereby deleted and substituted in its entirety with the following:

         1. TERM OF EMPLOYMENT. PCAC hereby employs Kienholz and Kienholz hereby accepts employment with PCAC for a period of four (4) YEARS commencing on November 1, 1992 and terminating on October 31, 1996.

         Section 2. Effect of Amendment. Except as provided in Section 1, the Existing Agreement shall remain in full force and effect.

         Section 3. Counterparts. This Amendment may be executed in two counterparts, each of which will be an original but together which shall constitute on and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                        PIONEER CHLOR ALKALI COMPANY, INC.


                                        By:     /s/  Richard C. Kellogg, Jr.
                                           ---------------------------------
                                        Printed Name: Richard C. Kellogg, Jr.
                                        Title:  Chairman



                                            /s/  Paul J. Kienholz
                                        -------------------------------------
                                        Paul J. Kienholz